Exhibit (a)(2)

                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                     EXCELSIOR HEDGE FUND OF FUNDS I, L.L.C.

                        Pursuant To Section 18-202 Of The
                     Delaware Limited Liability Company Act

     FIRST: The name of the Limited Liability Company is Excelsior Hedge Fund of Funds I, L.L.C.

     SECOND: The Certificate of Formation is amended to change the name of the limited liability company so that Article First shall be read as follows:

     "FIRST: The name of the limited liability company is Excelsior Hedge Fund of Funds I, LLC."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 14th day of August, 2000.



                                                 /s/______________________
                                                 Name: Stephen C. Hassenfelt
                                                 Title: Organizational Member